As filed with the Securities and Exchange Commission on November 23, 2001.

                              REGISTRATION NO.
                  U.S. SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON D.C. 20549
                               FORM SB-2/A-3
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           OFFICE MANAGERS, INC.
                          -----------------------
               (Name of Small Business Issuer in its Charter)


     Nevada                        --------------             87-0661638
----------------------------       -----------------   --------------------
(State or Other Jurisdiction       (Primary Standard   (I.R.S. Employer
  or Organization)                  Industrial          Identification No.)
                                    Classification
                                   Code Number)


       136 East South Temple, Suite 1600, Salt Lake City, Utah 84111
                               (801) 363-2656
       --------------------------------------------------------------
 (Address and Telephone Number of Registrant's Principal Place of Business)

                         Gateway Enterprises, Inc.
        3230 East Flamingo Road, Suite 156, Las Vegas, Nevada 98121
                               (800) 992-4333
       --------------------------------------------------------------
         (Name, Address and Telephone Number of Agent for Service)

                                 Copies to:
                          Ronald L. Poulton, Esq.
                             Poulton & Yordan
                    136 East South Temple, Suite 1700-A
                        Salt Lake City, Utah  84111
                               (801) 355-1341

Approximate Date of Proposed Sale to the Public: As soon as practicable from time to time after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                           ----------------
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                          -------------------------------------------------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ ]
                                    ---------------------------------------

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                                    ---------------------------------------


--------------------------------------------------------------------------
                      CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------

Title of                              Proposed     Proposed
each Class             Number of      Maximum      Maximum
of Securities          Securities     Offering     Aggregate     Amount of
to be                  to be          Price        Offering      Registration
Registered             Registered     Per Unit     Price (1)     Fee (1)
------------------------------------------------------------------------------

Units                  6,000,000      $0.10          $600,000      $158.40
   Common Stock        6,000,000       0.10           600,000
   included in Unit
   "A" Warrants        6,000,000       0.00                 0
   "B" Warrants        6,000,000       0.00                 0

Shares of
 Common Stock          6,000,000(2)    0.50         3,000,000      $792.00
 Underlying "A"
 Warrants

Shares of
 Common Stock          6,000,000(2)    1.20         7,200,000    $1,900.80
 Underlying "B"
 Warrants
-----------------------------------------------------------------------------

      TOTAL                                        $10,800,000   $2,851.20
-----------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.
(2) Shares of common stock issuable by registrant from time to time upon redemption of the warrants.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.





                           OFFICE MANAGERS, INC.

         Minimum/Maximum Offering: 2,000,000 Units/6,000,000 Units
                       Offering Price: $.10 per Unit

     Office Managers, Inc., offers for sale, on a self underwritten, minimum-maximum basis a minimum of 2,000,000 units and a maximum of 6,000,000 units at a price of $.10 per unit. Each unit consists of one share of common stock, one redeemable A warrant to purchase an additional share of common stock at $.50 within one year, and one redeemable B warrant to purchase an additional share of common stock at $1.20 within five years. Proceeds from the sale of the units will be escrowed in a non-interest bearing account until the minimum number are sold. If the minimum proceeds are not received within 90 days from the date of this prospectus, which can be extended an additional 30 days in our sole discretion, all escrowed funds will be returned to subscribers without interest or deduction. If the minimum proceeds are received within 90 days, or if extended in 120 days from the date of this prospectus, the offering may be extended an additional 60 days. In no event shall this offering continue beyond 180 days from the date of this prospectus. This offering may be terminated sooner by us in our sole discretion.

     Investing in our securities involves some risk.   (See "Risk Factors"
page 6). The securities offered herein should not be purchased by any investor who cannot afford to sustain the total loss of their investment.

     These securities have not been approved by the Securities and Exchange Commission or any state securities agency nor has the Commission or any agency passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
                                    ----------------
     This is our initial public offering. No public market currently exists for our shares, although we intend to apply for listing on the Over-the-Counter Bulletin Board in the future. We know of no market makers for our common stock. The offering price may not reflect the market price of our shares after the offering.

     The shares will be offered and sold by our officers without any discounts or other commissions. An indeterminate number of shares may be sold through broker/dealers who are members of the National Association of Securities Dealers, and who will be paid a maximum of a 10% commission on the sales they make. We currently have no agreements, arrangements or understandings with any broker/dealers to sell units.

==========================================================================
               Price to       Underwriting Discounts   Proceeds to
               Public         and Commissions (1)      Company (1) (2)
--------------------------------------------------------------------------
Per Share      $.10           $.01
                                                       $.09
Total Minimum  $200,000       $20,000                  $180,000
Total Maximum  $600,000       $60,000                  $540,000
==========================================================================

(1) Represents the maximum underwriting discounts and commissions we will pay if broker/dealers are used to sell the units. We plan to have our officers offer and sell the units. They will receive no discounts or commissions. We do not have any agreements or understandings with any broker/dealers, although we may, at our discretion, retain such to assist in the offer and sell of units. In such event, we will update this prospectus accordingly.
(2) Proceeds to us are shown before deducting offering expenses payable by us estimated at $45,000, including legal and accounting fees and printing costs.
                 The date of this Prospectus is ____, 2001.

                             TABLE OF CONTENTS


                                                                       Page

Summary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
Determination of Offering Price. . . . . . . . . . . . . . . . . . . . . 14
Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
Comparative Data . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
Selling Security Holders . . . . . . . . . . . . . . . . . . . . . . . . 16
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . 16
Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
Directors, Executive Officers, Promoters and Control Persons . . . . . . 17
Security Ownership of Certain Beneficial Owners and Management . . . . . 18
Description of the Securities. . . . . . . . . . . . . . . . . . . . . . 19
Interest of Named Experts and Counsel. . . . . . . . . . . . . . . . . . 21
Disclosure of Commission Position of Indemnification
 for Securities Act Liabilities. . . . . . . . . . . . . . . . . . . . . 22
Organization Within Last Five Years. . . . . . . . . . . . . . . . . . . 22
Description of Business. . . . . . . . . . . . . . . . . . . . . . . . . 22
Plan of Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
Description of Property. . . . . . . . . . . . . . . . . . . . . . . . . 28
Certain Relationships and Related Transactions . . . . . . . . . . . . . 29
Market for Common Equity and Related Stockholder Matters . . . . . . . . 29
Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . . 30
Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . 31
Changes in and Disagreements with Accountants Disclosure . . . . . . . . 39


                             PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information and consolidated financial statements, including the notes thereto, appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety, and particularly the information set forth in "RISK FACTORS."

                                The Company

     Office Managers, Inc., intends to create a comprehensive website devoted to addressing the credit and collections needs of small business and home office owners. Our approach will combine traditional professional service referrals, customer service and office products with the cost effective online medium. Our system will include:

     . A national network of reliable, qualified professional service providers in the areas of credit, collections and financing.
     . A personalized professional customer service department to interact with, provide referrals to, and address the credit and collections needs of small business and home office owners.
     . Automated online sales of business products in over ten different categories including, office supplies, computer hardware and software and furniture.
     .    Access to secure current national, international and industry news.
     .    Online advertising.

     Our referral services will be the primary value driver of our business. While we will sell office products as a convenience to our clients and to build a strong community, we do not anticipate office product sales to be highly profitable because we will rely on third parties to provide and distribute the products. Moreover, we do not intend to significantly markup retail prices because we intend to offer the products at competitive prices. Similarly, we do not intend to aggressively sell online advertising and therefore do not expect to generate significant revenue from online advertisement sales.

     Once this offering is completed, we will finish construction of our website and will develop our network of professionals. We have not yet received any revenues from our intended operations, nor have we otherwise engaged in any business operations.

                                The Offering

Securities Offered: Minimum of 2,000,000 units and a maximum of 6,000,000 units. Each unit consists of one share of common stock, one redeemable "A" warrant to purchase an additional share of common stock for $.50 within one year of the date of issuance and one redeemable "B" warrant to purchase an additional share of common stock for $1.20 within five years of the date of issuance. The common stock sold in the units and the common stock underlying both the "A" and "B" warrants has a par value of $.001.


                                     6


Offering Price:     $0.10 per unit.

Escrow Agent:
                    Brighton Bank, 311 South State Street, Salt Lake City, Utah 84111.

Summary of
Selected:           We are a development stage company, from the date of
                    our inception

Financial Data:     on September 19, 2000 to August 31, 2001, we have had
                    no revenues or earnings from operations and have a net loss of $54,590. As of August 31, 2001, our financial data is as follows:

                    Total Assets                                  $ 39,220
                    Total Liabilities                             $    500
                    Net Loss                                      $ 54,590
                    Shareholder Equity                            $ 38,720
                    Net Tangible Book Value                       $ 38,720
                    Net Tangible Book Value per Share             $    .00

                                RISK FACTORS

     An investment in the units offered hereby involves a high degree of risk. You should carefully consider the following risk factors in addition to the other information set forth elsewhere in this prospectus, including the Financial Statements and Notes, prior to making an investment in Office Managers.

     We have no operating history and expect to incur losses for the foreseeable future. We were founded in September 2000, have no operating history and had a net loss of $54,590 from inception to August 31, 2001. We expect to incur losses for the foreseeable future due to additional costs and expenses related to:

     . the implementation of our business model;
     . brand development, marketing and other promotional activities;
     . the development of our service and product offerings;
     . the continued development of our website, transaction processing systems and network infrastructure; and
     . the development of strategic relationships.

     Moreover, you should consider our prospects in light of the risks and difficulties frequently encountered by early stage companies. These risks include, but are not limited to, an unpredictable business environment, the difficulty of managing growth and the use of our business model. To address these risks, we must, among other things:


                                     7



     . create a customer base;
     . develop a referral network;
     . enhance our brand recognition;
     . access sufficient product inventory to fulfill our customers'
       orders;
     . implement our business and marketing strategy;
     . provide superior customer service and order processing;
     . respond effectively to competitive and technological developments;
       and
     . attract and retain qualified personnel.

     If we only raise the minimum offering amount we will likely have insufficient funds to begin operations. Based on our current operating plan, if the maximum number of units is sold we should have sufficient funds to satisfy our anticipated need for working capital and capital expenditures for the next twelve months. After that time, we may need additional capital. If, however, only the minimum number of units is sold, we most likely will not have sufficient funds to even initiate scaled down operations and will likely need to seek additional funding to commence operations. Moreover, we may need to raise additional funds sooner to:

     .  create our referral network;
     .  fund expansion;
     . develop enhanced services or product lines; or . respond to competitive pressures.

     If we have to seek additional funding, which is likely given our limited capitalization even after this offering, investors in this offering may suffer substantial consequences such as dilution or a loss of seniority in preferences and privileges. If we need to raise additional capital to implement or continue operations, we will likely have to issue additional equity or convertible debt securities. This will further dilute the percentage ownership of investors in this offering. Furthermore, any new securities could have rights, preferences and privileges senior to those of our common stock. We currently do not have any commitments for additional financing. We cannot be certain that additional financing will be available when and to the extent required, or that if available, it will be on acceptable terms. If adequate funds are not available on acceptable terms we may be unable to fund our operations, develop and enhance our services and products or respond to competitive pressures.

     If professional collections agencies are unwilling to pay us a referral fee we will be unable to operate profitably. The primary value driver of our business is the referral fees we will collect from credit and collections professionals. If these professionals are unwilling to pay the $100 referral fee, we doubt the revenue from the ancillary aspects of our business, such as online office products sales and online advertising, will be sufficient to make us profitable. As we are in the initial stages of developing our referral network, there is substantial uncertainty whether we can convince a sufficient number of professional collections agencies that the referrals we will provide will be worth the referral fee they will pay us.



                                     8

     We will be unable to operate profitably if we cannot negotiate acceptable commercial terms with the providers upon whom our operations are
dependent.   We will contract with and be dependent upon outside third
parties to provide our professional services, content, products, order processing, inventory management and product distribution. For instance, we expect to rely on vendors to fulfill a number of traditional retail functions, including maintaining inventory, credit card processing and preparing and shipping merchandise to customers. We may be unable to negotiate favorable agreements with vendors willing to provide these services. If we cannot obtain competitive terms from our third party providers, we will not be able to operate profitably.

     The office products industry is highly competitive and we may not have adequate resources to market our products in order to compete successfully. Competition in the office products industry is intense. In the event that we commence operations, we will compete directly with other companies and businesses that have developed similar websites and who market those websites to our target customers. This could significantly affect our ability to compete. We will also compete against traditional, non-Internet based office products retailers.

     Our competitors have substantially greater experience, financial and technical resources, marketing and development capabilities than we do. Unlike us, most of our competitors also have established supplier and distribution networks. Many of our competitors with greater financial resources can afford to spend more resources than we can to market their products. We cannot guarantee that we will succeed in marketing our website or generating revenues.

     Significant doubts about the viability of the internet as a commercial marketplace could undermine our ability to implement our business model. Our success depends upon the widespread acceptance of the internet as a vehicle to purchase services and products. Demand and continued market acceptance of the e-commerce market is uncertain. We cannot predict the extent to which customers will shift their purchasing habits from traditional to online retailers. If customers or service providers are unwilling to use the internet to conduct business and exchange information, our business will fail. It is also possible that the internet may not become a viable long-term commercial marketplace due to the potentially inadequate development of the necessary network infrastructure, the delayed development of enabling technologies and performance improvements and the high cost of shipping products. Concerns over security and privacy may inhibit also the growth of the internet. Finally, given the number of internet businesses which have recently ceased or significantly curtailed operations because of the inability to generate revenue, we may be unable to raise enough capital from investors and others to develop our business or commence operations.

     System failures could prevent access to our website and harm our business and results of operations. Our sales would decline and we could lose potential customers if they are not able to access our website or if our website, transaction processing systems or network infrastructure do not perform to our customers' satisfaction. Any network interruptions or problems with our website could:

     . prevent customers from accessing our site;
     . reduce our ability to provide referrals;
     . reduce the number of products that we sell;
     . cause customer dissatisfaction; or
     . damage our reputation.

                                     9


     We anticipate our systems and operations will be vulnerable to damage or interruption from a number of sources, including fire, flood, power loss, telecommunications failure, physical and electronic break-ins, earthquakes and other similar events. We believe our servers will also be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. Any substantial disruption of this sort could completely impair our ability to generate revenues from our website. We do not presently have a formal disaster recovery plan in effect and do not carry business interruption insurance to compensate us for losses that could occur.

     A breach of our online security systems could adversely effect our operations and revenues. A significant barrier to e-commerce and online communications is the secure transmission of confidential information over public networks. Anyone who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. We may be required to expend significant capital and other resources, which we may not have, to protect against potential security breaches or to alleviate problems caused by any breach. We will rely on licensed encryption and authentication technology to provide the security and authentication necessary for secure transmission of confidential information, including credit card numbers. Advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments may result in a compromise or breach of the algorithms that are used to protect customer transaction data. In the event we cannot afford to put in place proper online security systems, someone may be able to circumvent the security measures we have. A breach of our security could seriously harm our business and reputation, and we could lose customers. Security breaches could also expose us to a risk of loss or litigation and possible liability for failing to secure confidential customer information.

     Our operating results could be impaired if we become subject to burdensome government regulations and legal uncertainties concerning the internet. Due to the increasing popularity and use of the internet, it is possible that a number of laws and regulations may be adopted with respect to the internet relating to:

     . user privacy;
     . pricing, usage fees and taxes;
     . content;
     . copyrights;
     . distribution;
     . characteristics and quality of products and services; and . online advertising and marketing.

     The adoption of additional laws or regulations may decrease the popularity or impede the expansion of the internet and could seriously harm our business. A decline in the popularity or growth of the internet could decrease demand for our services and products, reduce our margins and increase our cost of doing business. Moreover, the applicability of existing laws to the internet is uncertain with regard to many important issues, including property ownership, intellectual property, export of encryption technology, libel and personal privacy. The application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the internet and other online services, could also harm our business.


                                     10


     Our officers and directors currently own approximately 51% of our outstanding shares of common stock. Such concentrated control allows these shareholders to exert significant influence in matters requiring approval of our shareholders. Our five officers and directors, taken as a group, currently beneficially own approximately 51% of our outstanding common stock. Such concentrated control of the company may adversely effect the price of our common stock. Our officers and directors may be able to exert significant influence, or even control, over matters requiring approval by our security holders, including the election of directors. Such concentrated control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into a different transaction which requires shareholder approval.

     The limited market for our shares will make our price more volatile. Currently, our stock is not listed on any established trading system. Therefore, the market for our common stock is limited and we cannot assure you that a market will ever be developed or maintained. The fact that most of our stock is held by a small number of investors, further reduces the liquidity of our stock and the likelihood that any active trading market will develop.

     The market for our common stock is likely to be volatile and many factors may affect the market. These include, for example:

     . our success, or lack of success, in marketing our products and services;
     . competition;
     . governmental regulations; and
     . fluctuations in operating results.

     The stock markets generally have experienced, and will likely continue to experience, extreme price and volume fluctuations which have affected the market price of the shares of many small capital companies. These fluctuations have often been unrelated to the operating results of such companies. Such broad market fluctuations, as well as general economic and political conditions, may decrease the market price of our common stock in any market that develops.

     Additionally, the market price and volume for internet retailers have generally been very volatile, particularly in light of the fact that many internet retailers have recently ceased operations. We expect this too could lead price volatility in our stock.


     We have no employees and are largely dependent upon our officers, who have limited, if any, website, information technology and credit and collections experience, to develop our business. We currently have no employees. We rely heavily upon our officers to meet our needs. Both Mr. Hickey, our president, and Mr. Rask, our secretary and treasurer, maintain outside employment, which limits the time they can devote to company matters. Moreover, while Mr. Hickey, and Mr. Blum, a director, have some experience in website development and maintenance, they are not experts in this field. None of our officers or directors has any significant experience in the area of information technology.



                                     11


     Similarly, none of our current officers or directors has any experience in the field of credit and collections. Our initial President, Steven Weiss, had extensive experience in this area and we intended to rely heavily upon his expertise in building and developing our referral network. Mr. Weiss, however, resigned as an officer and director of Office Managers in February 2001, leaving us with no in-house expertise.

     Due to Mr. Weiss' departure we will be forced to rely upon the expertise of outside consultants to assist us in building and developing our referral network and to address credit and collections issues until such time as revenue justifies the hiring of an in-house credit and collections professional. We have retained the services of MediaComm Marketing International to assist us in identifying, contacting and screening potential service providers for inclusion in our referral network. MediaComm is a marketing firm and, to our knowledge, has no credit and collections expertise.

     The loss of the services of MediaComm Marketing International could negatively effect our ability to implement our operations. We have retained MediaComm Marketing International to provide us with a number of key services including building and maintaining our website, implementing a marketing campaign to assist us in developing our referral network, implementing an online and offline marketing campaign to drive traffic to our website and providing public relations services. While not irreplaceable, we certainly would realize a significant delay in implementing our business model if we were to lose the services of MediaComm and had to replace them with one or more other firms who could provide the same or similar services. A delay of this nature could cause irreparable harm to our ability to go forward.


                         FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements that are based on our current expectations, assumptions, estimates and projections about us and our industry. When used in this prospectus, the words "expects," "anticipates," "estimates," "intends" and similar expressions are intended to identify forward looking statements. These statements include, but are not limited to, statements under the captions "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus.

     These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus.



                                     12


                              USE OF PROCEEDS

     The following table sets forth management's present estimate of the allocation of net proceeds expected to be received from this offering. Actual expenditures may vary from these estimates. Pending such uses, we will invest the net proceeds in investment-grade, short-term, interest bearing securities.

                                  If Maximum                  If Minimum
                                 of 6,000,000  If 4,000,000  of 2,000,000
                                  Units Sold    Units Sold    Units Sold
                                 ------------  ------------  ------------
Total Proceeds                    $  600,000   $   400,000    $   200,000

Less:
  Commission(1)                       60,000        40,000        20,000
  Offering Expenses                   45,000        45,000        45,000
  Filing Fees

Net Proceeds from                    495,000       315,000       135,000
  Offering Available

Use of Net Proceeds
  Equipment                           40,000        40,000        40,000
  Software Development               110,000       110,000        95,000
  Marketing                          230,000       110,000             0
  Working Capital                    115,000        55,000             0
                                 ------------  ------------  ------------
  Total Use of Net Proceeds      $   495,000   $   315,000   $   135,000

(1) We plan to have our officers offer and sell the units. They will receive no discounts or commissions. We do not have any agreements, arrangements or understandings with any broker/dealers to offer or sell our units, although we may, at our discretion, retain such to assist in the offer and sell of units. This represents the maximum underwriting discounts and commissions we will pay if broker/dealers are used to sell the units.


                      DETERMINATION OF OFFERING PRICE

     As no underwriter has been retained to offer our securities, the offering price of our shares was not determined by negotiation with an underwriter as is customary in underwritten public offerings. Rather, we arbitrarily selected the offering price. There is no relationship between the offering price of the shares and our assets, earnings, book value, net worth or other economic or recognized criteria or future value of our shares.

                                  DILUTION

     As of the date of this offering, we had 29,500,000 common shares issued and outstanding and a net tangible book value of $38,720 or $.00 per share.

     The proceeds from the sale of units will vary depending on the total number of units sold.

                                     13


     If all 6,000,000 units offered hereunder are sold, there would be a total of 35,500,000 common shares issued and outstanding. If the maximum 6,000,000 units are sold the net proceeds after deducting the offering costs of $105,000 will be $495,000. Adding the net offering proceeds to the net tangible book value, our total net tangible book value would be $535,895. Dividing our net tangible book value by the number of shares outstanding discloses a per share book value of approximately $.02. Therefore, the shareholders who purchase in this offering will suffer an immediate dilution in the book value of their shares of approximately $.08 or approximately 85% and our present shareholders will receive and immediate book value increase of approximately $.01 per share.

     If the minimum 2,000,000 units offered hereunder are sold, there would be a total of 31,500,000 common shares issued and outstanding. The net proceeds after deducting the offering costs of $65,000 will be $135,000. Adding the net offering proceeds to the net tangible book value, our total net tangible book value would be $175,895. Dividing our net tangible book value by the number of shares outstanding discloses a per share book value of approximately $.01. Therefore, the shareholders who purchase in this offering will suffer an immediate dilution in book value of their shares of approximately $.09 or approximately 94% and our present shareholders will receive and immediate book value increase of almost $.01 per share.

     The following table illustrates the dilution which will be experienced by investors in the offering:

                                                  If Maximum  If Minimum
                                                  Offering    Offering
                                                  Sold        Sold
                                                  ----------- -----------
Offering price per share before deduction
 of offering expense                                    $.10        $.10
Net tangible book value per share before
 the offering                                            .00         .00

Net tangible book value per share after
 the offering                                            .02         .01
Dilution to new investors per share                      .08         .09
Dilution to new investors as a percentage                 85%         94%

                              COMPARATIVE DATA

        The following chart illustrates our pro forma proportionate ownership, upon completion of the offering, assuming the maximum number of units is sold, of present stockholders and of investors in the offering, compared to the relative amounts paid and contributed to our capital by present stockholders and by investors in this offering, assuming no changes in net tangible book value other than those resulting from the offering.



                                     14


                   If Maximum Offering of 6,000,000 Sold

                          Approximate
                          Percentage                 Approximate
                          Total                      Percentage
               Shares     Shares      Total          Total          Average
               Owned      Outstanding Consideration  Consideration  Price/share
------------------------------------------------------------------------------------
New Investors   6,000,000      16.9%      $600,000           86.5%        $0.10

Existing       29,500,000      83.1%       $93,500           13.5%        $0.00
Shareholders

------------------------------------------------------------------------------------

                   If Minimum Offering of 2,000,000 Sold

                          Approximate
                          Percentage                 Approximate
                          Total                      Percentage
               Shares     Shares      Total          Total          Average
               Owned      Outstanding Consideration  Consideration  Price/share
------------------------------------------------------------------------------------
New Investors   2,000,000       6.3%      $200,000          68.1%   $0.10

Existing       29,500,000      93.7%       $93,500          31.9%   $0.00
Shareholders

------------------------------------------------------------------------------------

                          SELLING SECURITY HOLDERS

     None of our existing shareholders is selling securities pursuant to this registration statement.

                            PLAN OF DISTRIBUTION

     Currently we plan to have our officers sell the common shares on a self underwritten basis. They will receive no discounts or commissions.
In the past, we have received unsolicited indications of interest in Office Managers from persons familiar with us. Our officers will deliver prospectuses to these individuals and to others who they believe might have interest in purchasing all or a part of this offering. We also may retain licensed broker/dealers to assist us in the offer and sell of the units, if we deem such to be in our best interest. At this time we do not have any commitments, agreements or understandings with any broker/dealers. The maximum underwriting discounts and commissions we are willing to pay to engage broker/dealers is 10%. In the event we retain any broker/dealers to assist in the offer and sell of units we will update this prospectus accordingly.

     In order to buy units you must complete and execute the subscription agreement and return it to us at 136 East South Temple, Suite 1600, Salt Lake City, Utah 84111. Payment of the purchase price must be made by check payable to the order of "Brighton Bank as Escrow Agent for Office Managers, Inc." The check may be delivered directly to Brighton Bank at 311 South State Street, Salt Lake City, Utah 84111, or to us at the abovementioned address. Any subscription funds we receive will be delivered to Brighton Bank by no later than Noon of the business day following receipt.

                                     15

     We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

                             LEGAL PROCEEDINGS

     To our knowledge, neither us, nor any of our officers or directors is a party to any material legal proceeding or litigation and such persons know of no material legal proceeding or contemplated or threatened litigation. There are no judgments against us or our officers or directors. None of our officers or directors has been convicted of a felony or misdemeanor relating to securities or performance in corporate office.


              DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND
                             CONTROL PERSONS

     The following table sets forth our directors, executive officers, promoters and control persons, their ages, and all offices and positions held. Directors are elected for a period of one year and thereafter serve until their successor is duly elected by the stockholders. Officers and other employees serve at the will of the Board of Directors.

----------------------------------------------------------------------
                              Term Served as      Positions
Name                  Age     Director/Officer    with the Company
----------------------------------------------------------------------
John M.Hickey         59      January 2001        President
                              September 2000      Director
----------------------------------------------------------------------
John Ray Rask         49      January 2001        Secretary/Treasurer
                              September 2000      Director
----------------------------------------------------------------------
Charles Smith         61      February 2001       Director
----------------------------------------------------------------------
Wilf Blum             48      February 2001       Director
----------------------------------------------------------------------
Alfred McLaughlin     55      February 2001       Director
----------------------------------------------------------------------

     The above individuals will serve as officers and/or directors. None of the officers or directors are related. A brief description of their positions, proposed duties and their background and business experience follows:

     John M. Hickey. From 1995 to present Mr. Hickey has worked for Ambra Resources Group, Inc., a company engaged in the acquisition of interests in gas and oil properties. According to the Form 10-KSB filed by Ambra Resources in April 2001, Ambra Resources had total assets of $2,005,083 and revenue of $28,350 for the year ended June 30, 2001. From inception in January 1984 to June 30, 2001, Ambra reported a cumulative net loss of $5,124,710. Ambra currently has three full time employees. Mr. Hickey began with Ambra Resources as the General Manager. In 1996, he became the President and a director of Ambra Resources. Mr. Hickey is primarily responsible for the day to day operations of Ambra Resources. Mr. Hickey currently devotes approximately 20 hours per week to Office Managers. He will devote additional time as need requires.

                                     16



     John Ray Rask. Since the early 1980's Mr. Rask has been owner and operator of Ray's Income Tax Service, a company which specialized in bookkeeping and the preparation of income tax returns. Since 1996, Mr. Rask has also served as the Secretary and a director of Ambra Resources Group, Inc. Mr. Rask currently devotes approximately 20 hours per week to Office Managers. He will devote additional time as need requires.

     Charles Smith. Mr. Smith earned a degree in Transpersonal Psychology and Holotropic Breathwork from Grof Transpersonal Training Institute, Mill Valley, California, in 1996. Since that time, he has taught workshops in this process in Austria, China, Argentina, Chile, Canada and the United States. Currently, he is working in cooperation with Dr. Vera Casali of the Department of Psychology, Pontificia Universidade Catolica de Sao Paulo, Brazil, teaching this process to students of that University. Mr. Smith devotes time to Office Managers on an as needed basis.

     Wilf Blum. In August 1999, Mr. Blum founded and became president of Bluestone, Inc., a financial public relations firm. Mr. Blum continues to serve as president of Bluestone. From November 1997 to August 1999, Mr. Blum served as president of Commercial Concepts, Inc., where he was generally responsible for the operations of the company, including website development and acquisitions. From January 1995 to November 1997, Mr. Blum was a real estate agent specializing in land development and commercial projects. Mr. Blum devotes time to Office Managers on an as needed basis.

     Alfred McLaughlin. Mr. McLaughlin is a professional astrologer and investment counselor. Since 1971 he has been self employed as a consultant providing investment advice. From 1979-1981, Mr. McLaughlin appeared regularly on CFAX radio, Victoria, B.C., to provide advice. From 1997 to 2000, Mr. McLaughlin wrote weekly syndicated advice columns for The Georgia Straight and The Calgary Straight. McLaughlin devotes time to Office Managers on an as needed basis.


             SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                              AND MANAGEMENT

     The term "beneficial owner" refers to both the power of investment (the right to buy and sell) and rights of ownership (the right to receive distributions from the company and proceeds from sales of the shares). Inasmuch as these rights or shares may be held by more than one person, each person who has a beneficial ownership interest in shares is deemed the beneficial owners of the same shares because there is shared power of investment or shared rights of ownership.

                                      Amount of     % of Class   % of Class
                                      Beneficial    Before       After
Name and Address                      Ownership     Offering     Offering*
----------------                      -----------   ----------   ----------
John M. Hickey                          6,000,000     20.3%        17.9%
1601-1415 West Georgia Street
Vancouver, B.C. V6G 3C8

John M. Hickey
Ambra Resources Group, Inc.
610-800 West Pender Street
Vancouver, B.C. V6C 2V6                 6,000,000     20.3%        17.9%

Robert L. Card
Siam Oceanic Fund Ltd.                  5,000,000     16.9%        14.9%
Suite 316 - 744 West Hastings Street
Vancouver, B.C. V6C 1A5
                                     17


Eric Smith
Network Capital Group, Inc.             2,000,000      6.8%         6.0%
P.O. Box 61 Front Street
Churchill Building
Grand Turk, Turks & Caicos Islands

Mavis Smith
Powerwave Systems Corp.                 2,000,000      6.8%         6.0%
P.O. Box 170 Front Street
Churchill Building
Grand Turk, Turks & Caicos Islands

Marilyn Williams
Precision Technologies Ltd.             1,500,000      5.1%         4.5%
101 East Hill Place
Market Street N.
Nassau, Bahamas

John Ray Rask                           1,000,000      3.4%         3.0%
1909 Monroe Ave.
Butte, Montana 59701

Charles Smith                             500,000      1.7%         1.5%
Rua Tavares Bastos, 103
05012-020
Sao Paulo S.P. Brasil

Wilf Blum                               1,000,000      3.4%         3.0%
Bluestone, Inc.
136 East South Temple, Suite 1600
Salt Lake City, Utah 84111

Alfred McLaughlin                         500,000      1.7%         1.5%
Apt. #1205
7376 Halifax Street
Burnaby, B.C. V5A-1M5

---------------------------------------------------------------------------

All officers and directors
as a group (5 persons)                 15,000,000     50.8%        44.8%


---------------------------------------------------------------------------
     TOTAL                             25,500,000     86.4%        76.1%
---------------------------------------------------------------------------

     * Assumes that 4,000,000 units are sold in this offering.

     Mr. Hickey and Mr. Rask are officers and directors. Mr. Smith, Mr. Blum, and Mr. McLaughlin are directors.

     Mr. Hickey is the holder of record of 6,000,000 shares. As the President and a director of Ambra Resources, Mr. Hickey may be deemed to have voting power over the shares held by Ambra Resources. Therefore, the 6,000,000 shares held by Mr. Hickey personally and the 6,000,000 shares held by Ambra Resources are all attributed to Mr. Hickey.



                                     18

                       DESCRIPTION OF THE SECURITIES

     Description of Common Stock. We are presently authorized to issue 50,000,000 shares of $.001 par value common stock. All shares when issued, will be fully paid and non-assessable. All shares are equal to each other with respect to liquidation and dividend rights. Holders of voting shares are entitled to one vote for each share they own at any shareholders' meeting.

     Holders of shares of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor, and upon liquidation are entitled to participate pro-rata in a distribution of assets available for such a distribution to shareholders. There are no conversion, pre-emptive or other subscription rights or privileges with respect to any shares.

     Reference is made to our Articles of Incorporation and Bylaws for a more complete description of the rights and liabilities of holders of common stock. Our shares do not have cumulative voting rights, which means that the holders of more the 50% of the shares voting for each election of directors may elect all of the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than 50% will not be able to elect any directors.

     We will furnish annual reports to our shareholders which will include financial statements and other interim reports as we deem appropriate.

     Description of Warrants. The Company currently has no issued or outstanding warrants. As part of this offering, each unit sold will
contain an "A" warrant and a "B" warrant.   Each "A" warrant represents the
right to purchase one share of Common Stock at price of $.50 per share within one year from the date of issuance. Each "B" warrant represents the right to purchase one share of Common Stock at a price of $1.20 per share within five years from the date of issuance. The Warrants will be immediately exercisable. The exercise price and the number of shares issuable upon exercise of the Warrants are subject to adjustment in certain events, to the extent that such events occur after the effective date of the Warrant Agency Agreement, including the issuance of Common Stock as a dividend on shares of Common Stock, subdivisions or combinations of the Common Stock or similar events. Except as stated in the preceding sentence, the Warrants do not contain provisions protecting against dilution resulting from the sale of additional shares of Common Stock for less than the exercise price of the Warrants or the current market price of the Company's securities.

     The Company shall have the right to redeem the Warrants at any time prior to their conversion upon not fewer than thirty days written notice to the Warrant holder. The Company may call either the Warrants in whole or in part, or may call varying parts of each class at any one time. If a call is made in part with respect to any class, the Warrants called shall be determined by lot. The redemption price for the Warrants shall be $.001 for each Warrant. The "A" Warrants may only be redeemed by the Company at any time after the Common Stock of the Company publicly trades at a bid price above $.50 for a period of ten consecutive trading days. The "B" Warrants may only be redeemed by the Company at any time after the Common Stock of the Company publicly trades at a bid price above $1.20 for a period of ten consecutive trading days. The Company shall request the Warrant Agent to provide written notice to the registered holders of the Warrants selected for redemption, giving the dates as of which such Warrants shall be deemed. The Warrants called for redemption shall not be exercisable after the redemption date. Payment of the Warrant price shall be made by check payable to the registered holder, thereof, on the books of the Warrant Agent. All notices of redemption shall be effected in accordance with the provisions on notice described in Section 12 hereof.
                                     19

     Holders of Warrants will be entitled to notice in the event of (a) the granting by the Company to all holders of its Common Stock of rights to purchase any share of capital stock or any other rights or (b) any reclassification of the Common Stock, any consolidation of the Company with, or merger of the Company into any other entity or merger of any other entity into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of any outstanding share of Common Stock), or any sale or transfer of all or substantially all of the assets of the Company.

     The Company has reserved from its authorized unissued shares a sufficient number of shares of Common Stock for issuance on exercise of the Warrants. During the period in which a Warrant is exercisable, exercise of such Warrant may be effected by delivery of the Warrant, duly endorsed for exercise and accompanied by payment of the exercise price and any applicable taxes or governmental charges, to the Warrant Agent. The shares of Common Stock issuable on exercise of the Warrant will be, when issued in accordance with the Warrants, fully paid and non-assessable.

     For the life of the Warrants the holders thereof have the opportunity to profit from a rise in the market for the Company's Common Stock, with a resulting dilution in the interest of all other shareholders. So long as the warrants are outstanding, the terms on which the Company could obtain additional capital may be adversely affected. The holders of such Warrants might be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital by a new offering of securities on terms more favorable than those provided for by such Warrants.

     Except as described above, the holders of the Warrants have no rights as stockholders of the Company until they exercise their Warrants.

     Transfer Agent. Interwest Transfer Company, Inc., 1981 East Murray-Holladay Road, Salt Lake City, Utah 84117, Telephone (801) 272-9294, has agreed to serve as transfer agent and registrar for our outstanding securities upon completion of this offering.


                   INTEREST OF NAMED EXPERTS AND COUNSEL

     None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of Office Managers. Further, none of the experts was hired on a contingent basis and none of the experts named herein will receive a direct or indirect interest in Office Managers.

Legal Matters

     Certain legal matters will be passed upon for us by Poulton & Yordan, of Salt Lake City, Utah.

Accounting Matters

     The financial statements included in this prospectus and elsewhere in the registration statement have been audited by Andersen Andersen & Strong, L.C., located in Salt Lake City, Utah, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.


                                     20


            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                       FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "act") may be permitted to directors, officers and controlling persons for the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that any claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                    ORGANIZATION WITHIN LAST FIVE YEARS

     We are a start-up company and have no operating history. As soon as the money from this offering is made available, we expect to make all arrangements necessary to commence operations.


                          DESCRIPTION OF BUSINESS

Company History
---------------
     Office Managers, Inc., was formed as a Nevada corporation on September 19, 2000. Our executive offices are located at 136 East South Temple, Suite 1600, Salt Lake City, Utah 84111. Our telephone number is (801) 363-2656. Our website, which is currently inactive, is located at www.officemanagers.net.

     Our Strategy

     We intend to create a website devoted to address the credit and collections needs of small business and home office owners. Our approach involves combining traditional professional service referrals, customer service and office products with the cost effective online medium. Our system will include:

     . A national network of reliable, qualified professional service providers in the areas of credit, collections and financing from which we will provide referrals to office managers seeking such services.
     . A personalized, professional customer service department to interact with, provide referrals to, and address the credit and collections needs of small business and home office owners.
     . Automated online sales of business products in over ten different categories including office supplies, computer hardware and software and furniture.
     . Access to secure current national, international and industry news. . Online advertising.

                                     21

     Given the in-house resources of larger companies, we anticipate the primary market for our service and product offerings will be small companies those with 1 to 99 employees.

Referrals of Professional Services
----------------------------------

     Initially, we will primarily focus our referral services in the areas of credit, collections and financing. The primary target market for our referral services will be owners of small businesses and home offices. We believe that most small business owners and home office owners typically rely on one or a few credit and collection agencies in the same city or state where the business is located to collect accounts they are unable to collect by themselves. This arrangement works well for collections from in-state customers. As most credit and collections agencies are local or at best regional, however, a problem arises with customers outside the state or region of the business. It appears that most delinquent customers simply ignore threats from out-of-state credit and collection agencies and respond only if and when a collection agency located in the customer's state is retained. The problem for most small business owners and home office owners is that they do not have the resources of larger companies. Small business and home office owners typically do not know, have access to or have a comfort level with credit and collections professionals outside their immediate locale. Our website will seek to eliminate this problem.

     We will develop a nationwide network of high quality credit and collections professionals. We will only accept reputable, bonded professionals as members of our referral network. To assure that our customers receive high quality service, we will implement a follow up program to seek feedback from all individuals receiving referrals. This follow up program will be designed to evaluate the customers' experiences with the professional to whom they were referred. Based on this feedback, professionals will be evaluated for ongoing suitability as a referral source.

     Development of our Network

     Initially, we hope to include at least three professionals in each major city in the United States in our network. We will build our network through an intensive direct marketing program and through word of mouth. To support our direct marketing program, we retained the services of MediaComm Marketing International. MediaComm has over 20 years experience in designing and implementing advertising campaigns. Upon completion of this offering, we will provide MediaComm with specific criteria for the service providers we want to include in our referral network. Based on those criteria, MediaComm will identify, contact and screen potential service providers. Following screening by MediaComm, our management will interview potential candidates and decide which, if any, shall be included
in the network.   MediaComm will also seek to establish relationships with
professional organizations that can provide us referrals to competent professionals.

     As need demands, we will broaden our network to include more professionals in major cities and to extend our network to smaller cities.

     Marketing and Delivery of our Referral Service

     We will market our professional service referral system as a credit and collections resource for small business and home office owners. Individuals visiting our site in search of a referral will be directed to call a 1-800 number that will put them in touch with one of our customer service representatives. The customer service representative will ask for information relevant to the caller's location, situation and need. This information will be logged into our database. Based on the information provided, the customer service representative will provide the caller with the name of a professional. The caller will be informed that the professional will contact him

                                     22

within 24 hours. The customer service representative will then contact the professional and disclose the relevant information. If the professional is interested in providing the services needed, the professional will be instructed to contact the caller within 24 hours. The professional will then be billed a $100 referral fee, which will be paid directly to us. Following the expiration of the 24 hour period, the customer service representative will contact the caller to assure that he or she was called by the professional, and is satisfied with the referral. If the professional has not contacted the caller, or the caller would like a second referral, another referral will be given.

     In addition to being provided with a referral, the caller will receive a free or significantly discounted initial visit with the professional.

     We believe many professionals will be willing to pay the $100 referral fee and provide a free or significantly discounted initial consultation to become a member of our referral network, as these referrals could potentially represent a significant source of income to the professional.

Online Sales of Office Products
-------------------------------

     As a service to our target market, we will sell certain office products on our website. The business model for our online office products store will not vary significantly from many of the current office product e-commerce sites. While we have not determined the full range of products we may offer, we intend to offer at least 10 different categories of office-related "commodity" type products, including computer hardware and software; office supplies, such as pens, pencils, paper, binders, etc.; furniture; and office machines. Our website will provide links to other sites where additional products can be obtained.

     Distribution Network

     Rather than undertake the significant capital expenditures associated with a traditional retail sales operation, we intend to outsource all of the necessary operating infrastructure. We believe that outsourcing is key to an efficient and profitable e-commerce model. As part of this strategy, we will enter into relationships with distributors in each of our product segments. These distributors will carry the inventory of goods from which products will be picked, packed and shipped directly to our customers. Through this system, we can effectively leverage the inventory management and fulfillment capabilities of each of our providers to deliver products cost effectively to our customers. To date, we have no agreements with any distributors.

     We expect to establish secure electronic connections with each of our providers so that orders placed by our customers will be transmitted directly to the distributor. The orders will be automatically fed into the distributor's system where they will be processed, picked, packed and shipped. We anticipate that orders will be processed and ready for shipment within three to five days from the time a customer places an order at our website.

     We will seek to establish integrated electronic connections with each of our distribution providers that can provide us with data on inventory quantities, shipping status, shipper tracking numbers and the estimated time of arrival for back-ordered products. Our website will provide a direct link from a customer's order information to United Parcel Service and FederalExpress to provide up-to-the-minute information on delivery status.


                                     23

Content
-------
     Not unlike other sites on the internet, visitors to our site will have access to current national, international and industry news. We will contract with various news services to provide this information. As need demands, we may also hire individuals to provide information on products, technology, industry regulations, news and management. Eventually, we will archive historical content, enabling users to research through large databases of information. If we believe there is sufficient interest, and we are capable of doing so, we may also accept requests for proposals and related posting and response areas.

Advertising
-----------
     Advertising will be sold throughout our website. We anticipate, given the narrow focus of our website, that our site will provide attractive demographics which will appeal to participants in the professional services and office products markets. Attractive rates will be given to affiliates and strategic partners, such as service providers and e-commerce partners.

     While we believe our website will provide a positive advertising platform, the primary focus of our website will be providing services, not advertising and we do not intend to aggressively pursue the ad sales.

Marketing Strategy
------------------
     Successful internet sites build their business on an understanding of the importance of creating positive and productive relationships among the community. Accordingly, we believe our success will be based on a combination of quality content and in-depth, lasting relationships within the community we hope to develop. We will pursue an aggressive brand building strategy, utilizing a combination of innovative online and offline industry methods targeted specifically to key market segments. This will include:

     . Offering content that is tailored for the office management community.
     . Providing superior customer value through a combination of services and delivery mechanisms, broad product selection, fair prices and outstanding customer service.
     . Creating a comfortable, easy to use environment with skilled customer service representatives available to assist customers.

     Direct Sales

     In addition to assisting us to establish our referral network, MediaComm will help us develop and implement an extensive marketing campaign focused on contacting small business and home office owners, service providers and product suppliers. This campaign is expected to occur following the completion of this offering and will be aimed at creating brand awareness, building our referral network and developing product and distribution relationships.

     Advertising

     Our online advertising will include:

     .  Content tailored e-mail drops.
     .  Reciprocal web links with other websites.
     .  Presence in web directories.
     .  Selected banner advertising.

                                     24


     Our offline advertising will include:

     . Articles and ads in internet industry publications, general business magazines and newsprint.
     .  Trade Shows and Conferences.
     .  Direct mail campaigns.
     .  TV and radio spots in selected markets.
     .  Full color brochures.

     Our offline advertising campaign will initially be focused in the northeastern United States. Thereafter, as we begin to build brand recognition, we will expand our offline advertising to other regions, with the expectation of having a nationwide offline advertising presence within three to five years.

     Direct Marketing

     Pursuant to our agreement with MediaComm, it will, under our direction, develop and implement a direct marketing campaign for us. We anticipate this will include performing market research, developing a customized database, conducting direct mailings, direct e-mailings, other direct advertising and undertaking all other necessary activities to create a direct marketing campaign designed to drive traffic to our website.

     Trade Shows and Conferences

     We will seek to have a presence at conferences for credit, collections and financing professionals, internet-related business-to-business trade shows and offline office supply trade shows to build brand awareness and relationships with small business and home office owners and industry partners.

     Public Relations

     As discussed above, MediaComm will provide us valuable market research and information, manage both our online and offline advertising campaigns and otherwise handle most of our public relations matters.

Technology and Systems
----------------------
     In conjunction with its marketing services, MediaComm has extensive experience in website development and maintenance. We have contracted with MediaComm to assist us in designing and constructing our website.
MediaComm will also provide ongoing maintenance. We have asked MediaComm to primarily rely upon commercially available licensed technologies in building our website. We prefer to license available technology whenever possible rather than seek internally-developed solutions.

     We anticipate our website's front-end will be built on industry standard technologies. The business logic of the site will be contained in a variety of currently available programs. These programs will handle user interface, ordering and customer communications and will operate on redundant servers. If needed, we will add additional servers and capacity. Our system will include redundant hardware on mission critical components, which we believe can survive the failure of several entire servers with relatively little downtime. We will seek to create a system that can quickly and easily expand capacity without significant additional development. We will run our key systems below capacity to support anticipated growth.


                                     25
     Order Processing Applications.

     We will use a set of computer software applications for processing each customer order. These applications will charge customer credit cards, print order information, transmit order information electronically to our distributors and deposit transaction information into our accounting system. All credit card numbers and financial and credit information will be secured using encryption standards, and we will maintain credit card numbers behind appropriate fire walls.

     Intellectual Property

     We believe the protection of service marks, trademarks, trade secrets and other intellectual property rights may be critical to our future success. As we develop these things, we will seek to rely on various intellectual property laws and contractual restrictions to protect our proprietary rights in products and services. We have acquired and registered our domain name with the appropriate regulatory bodies in an effort to protect such. When we retain contractors and suppliers to assist us in the development of our products, we intend to have them enter into confidentiality agreements, invention assignment agreements and nondisclosure agreements to limit access to and disclosure of any proprietary information we may have or develop. We cannot assure that these contractual arrangements or the other steps taken by us to protect the intellectual property we may develop will prove sufficient to prevent misappropriation of technology or to deter independent third party development of similar technologies. As they are created, we will pursue the registration of our key trademarks and service marks in the U.S. Effective intellectual property protection, however, may not be available in every country in which our services may be made available in the future. There is also no guarantee that the trademarks or servicemarks for which we may apply for registration will offer adequate protection under applicable law.

     As is customary with technology companies, from time to time we may receive or become aware of, correspondence claiming potential infringement of other parties' proprietary rights. We could incur significant costs and diversion of management time and resources to defend claims regardless of the validity of these claims. We may not have adequate resources to defend those claims, and any associated costs and distractions could have a material adverse effect on our business, financial condition and results of operations. As an alternative to litigation, we may seek licenses for other parties' intellectual property rights. We may not be successful in obtaining any necessary licenses on commercially reasonable terms, if at all.



                                     26

     Competition

     While we are not familiar with any other competitor who is offering exactly the same mix of services and products as us, we believe that we will be competing in several highly competitive industries and that our principal competitors in these industries have substantially more financial, operating and other resources available to them than we do. For instance, we are aware that there are a number of established referral services with whom we will compete for customers. We believe our primary competitors in this area include a number of established privately and publicly operated attorney referral services. Similarly, there are many regionally based credit and collections agencies which can provide referrals within their geographic region. We also are aware that there are a growing number of credit and collections agencies who specialize in providing services to a single market segment, such as to medical professionals with whom we will compete for customers. Many of these agencies have been in operation for many years, have strong reputations, substantial client bases and significantly greater assets than we do.

     We are also offering office products to our target market primarily as a convenience and to help build a strong community among our users. While we do not envision our online product sales as a primary value driver of our business model, to the extent we engage in selling office products, we will be competing in a highly competitive industry dominated by such industry giants as Staples, Office Depot, and Office Max. Clearly, we cannot compete directly with these competitors given their significantly greater financial, marketing, technical and other resources and their established reputations in the industry. Moreover, these competitors enjoy economies of scale we could never hope to enjoy.

     Employees

     Mr. Hickey and Mr. Rask are currently working about 20 hours per week to meet our needs. As demand requires, Mr. Hickey and Mr. Rask will devote additional time. Our directors currently devote little time to our operations, and only on an as needed basis. We currently have no employees. We anticipate the need to hire up to 15 additional employees within the next twelve months. As needed, we expect to hire five accounting/billing coordinators, three sales representatives, five customer service representatives, an office manager, a secretary/ receptionist, and an information technology specialist.

     Key Consultants

     As discussed in May 2001, we have retained MediaComm Marketing International to provide us services for a term of two years. The Company hired MediaComm based largely on the recommendations of Mr. Hickey and Mr. Blum, both of whom have prior business relations with MediaComm through Ambra Resources and Bluestone, Inc., respectively. MediaComm has been providing marketing and investor relations services to Ambra Resources for five years. We retained MediaComm to provide a number of services including developing a direct contact program focused on retaining credit and collections professionals to participate in our referral network, creating an advertising campaign to drive traffic to our website, handling public relations matters and constructing and maintaining our website.

     Pursuant to our agreement, MediaComm was to begin providing services in June 2001. Given our current lack of capitalization, at our request MediaComm has verbally agreed to defer the commencement of its services until the conclusion of this offering. MediaComm will be paid a fee of $1,000 per month for its services and will be reimbursed for all expenses. To date, MediaComm has performed no services for us and we have paid them no money.
                                     27

                            PLAN OF OPERATIONS

     Our plan of operations for the next twelve months is to raise funds through the offering. In addition to providing capital to help defray various start up expenditures, a principal use of the offering proceeds will be to provide working capital necessary upon commencement of operations until sufficient revenues are generated to cover such operating expenditures. To commence active business operations we will need to engage in a number of planning stage and preliminary activities. These activities include purchasing and putting into place the necessary electronic infrastructure to support our website; developing the software to run both our website and our referral databases; finishing construction of our website; negotiating agreements with product suppliers; putting into place the necessary infrastructure to support our e-commerce operations, including order placement, secure payment, and delivery systems; negotiating agreements for content production and delivery; developing a sufficient referral network to begin operations, including negotiating agreements with the service providers on the terms discussed herein; hiring and training sales and marketing and customer service representatives; and formulating and implementing an aggressive marketing campaign to drive the office management community to our website. We will undertake these activities upon completion of this offering. We expect to have our website, including the software to run it and our referral databases and our e-commerce infrastructure, to be operational within 90 days of completion of this offering at a cost of approximately $85,000 to $100,000.

     The primary value driver of our business model will be the referral fees we collect from referrals to collections professionals. We do not anticipate product sales to be a significant source of income given that we will rely primarily on third parties to provide and distribute these products. Moreover, we will not significantly mark up product prices as we intend to sell the products at competitive prices. Assuming we can generate sufficient traffic to our website, we may also realize revenue from sales of advertising. We do not anticipate advertising sales to generate significant revenue because we do not intend to vigorously pursue advertising sales.

     As we have not yet developed our referral network, there is no assurance that there will be sufficient demand for our referral service to allow us to operate profitably. Moreover, there is substantial uncertainty whether we can convince a sufficient number of professional collections agencies that the referrals we will provide will be worth the referral fee they will pay us. If we are unsuccessful at creating demand or enrolling sufficient collections professionals into our referral network, it is unlikely we can operate profitably.

                          DESCRIPTION OF PROPERTY

     Our principal executive offices are located in approximately 400 square feet of office space in Salt Lake City, Utah under a one year lease that expires November 2001. Our lease agreement for this office space requires monthly rental payments of $2,000. We anticipate that within the next six months, we will need to rent approximately 500-1,000 square feet of additional office space which will be used as our operational headquarters.


                                     28
               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We have issued shares to the following officers, directors, promoters and beneficial owners of more than 5% of our outstanding securities.

                                                  Relationship
                       Number      Consideration  to Office    Date of
Name                   of Shares   Given          Managers     Issuance
----                   ----------  -------------- ------------ ----------
John Hickey            6,000,000    $6,000        President    09/19/00
John Ray Rask          1,000,000     1,000        Secretary
                       01/16/01
Bluestone, Inc.
 (Wilf Blum)           1,000,000     1,000        Director     01/16/01
Charles Smith            500,000       500        Director     02/27/01
Alfred McLaughlin        500,000       500        Director     02/27/01
Network Capital
 Group, Inc.           2,000,000     2,000            *        09/19/00
Powerwave Systems
 Corp.                 2,000,000     2,000            *        09/19/00
Precision
 Technologies Ltd.     1,500,000     1,500            *        09/19/00
Ambra Resources, Inc.  6,000,000       (1)            *        09/25/00
Siam Oceanic
 Fund, Ltd.            5,000,000    50,000            *        10/20/00
Alan Filson            1,500,000     1,500            *        01/16/01

     *    Holder of 5% or more of our outstanding securities.

     (1) We issued 6,000,000 to Ambra Resources, Inc., for the officemanagers.net domain name and a partially constructed website which is currently non-operational. The domain name and website were valued at $25,000, which was the price Ambra Resources paid to acquire the domain name and website from an unrelated third party.


          MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     At present, our securities are not traded publicly. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. A purchaser of shares may, therefore, find it difficult to resell the securities offered herein should he or she desire to do so when eligible for public resales. Furthermore, the shares are not marginable and it is unlikely that a lending institution would accept our common stock as collateral for a loan.

     Pursuant to this registration statement, we propose to publicly offer a minimum of 2,000,000 units and a maximum of 6,000,000 units. Each unit will consist of one share of common stock, one redeemable A warrant to purchase an additional share within one year and one redeemable B warrant to purchase an additional share within five years. To date, none of our outstanding shares of common stock are subject to outstanding options, warrants to purchase or securities convertible into common stock. We have not agreed to register shares of common stock held by existing security holders for resale. We currently have 15 shareholders.

                                     29


                           EXECUTIVE COMPENSATION

     To date we have no employees other than our officers. Neither our officers nor directors have been paid any compensation. Moreover, we presently have no formal employment agreements or other contractual arrangements with our officers or directors or any one else regarding the commitment of time or the payment of salaries or other compensation. When funds allow, we anticipate that our officers will be offered a compensation package.

                                     30


                            FINANCIAL STATEMENTS


ANDERSEN ANDERSEN & STRONG, L.C.             941 East 3300 South, Suite 202
Certified Public Accountants
 and Business Consultants                        Salt Lake City, Utah 84106
Member SEC Practice Section of the AICPA             Telephone 801 486-0096
                                                           Fax 801 486-0098

Board of Directors
Office Managers, Inc.
Salt Lake City, Utah


             REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have audited the accompanying balance sheets of Office Managers, Inc. (development stage company) at December 31, 2000, and the related statements of operations, stockholders' equity, and cash flows for the
period September 19, 2000   to December 31, 2000 and the period September
19, 2000 (date of inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall balance sheet presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Office Managers Inc. at December 31, 2000, and the results of operations and cash flows for the period September 19, 2000 (date of inception) to December 31, 2000 in conformity with generally accepted accounting principles.


Salt Lake City, Utah
June 6, 2001
/s/Andersen Andersen & Strong, L.C.
-----------------------------------


                                     31


     The accompanying balance sheets of Office Manager, Inc., (a development stage company) at August 31, 2001, and the related statements of operations, statement of changes in stockholders' equity, and cash flows for the eight months ended August 31, 2001, and the period September 19, 2000 (date of inception) to August 31, 2001, have been prepared by the Company's management and they do not include all information and notes to the financial statements necessary for a complete presentation of the financial position, results of operations, cash flows, and stockholders' equity in conformity with accounting principles generally accepted in the United States of America. In the opinion of management, all adjustments considered necessary for a fair presentation of the results of operations and financial position have been included and all such adjustments are of a normal recurring nature.

     Operating results for the eight months ended August 31, 2001 are not necessarily indicative of the results that can be expected for the year ending December 31, 2001.


                   [THIS SPACE INTENTIONALLY LEFT BLANK.]






                                     32



                          OFFICE  MANAGERS,  INC.
                        ( Development Stage Company)
                               BALANCE SHEETS
                   August 31, 2001 and December 31, 2000

===========================================================================

                                                   (Unaudited)
                                                      Aug 31,      Dec 31,
                                                       2001         2000
                                                   -----------  -----------
ASSETS
CURRENT ASSETS

 Cash                                              $   39,220   $   43,800
                                                   -----------  -----------
   Total Current Assets                            $   39,220   $   43,800
                                                   ===========  ===========


LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES

 Accounts payable - related party                        $500   $    -
                                                   -----------  -----------
   Total Current Liabilities                              500        -
                                                   -----------  -----------

STOCKHOLDERS' EQUITY

 Common stock
   50,000,000 shares authorized, at $0.001
   par value;
     29,500,000 shares issued and
     outstanding on August 31, 2001;
     27,000,000 on December 31, 2000                   29,500       27,000

 Capital in excess of par value                        63,810       63,810
                                                   -----------  -----------
 Deficit accumulated during the
   development stage                                  (54,590)     (47,010)
                                                   -----------  -----------
     Total Stockholders' Equity                        38,720       43,800
                                                   -----------  -----------
                                                   $   39,220   $   43,800
                                                   ===========  ===========

 The accompanying notes are an integral part of these financial statements.
                                        33




                          OFFICE  MANAGERS,  INC.
                        ( Development Stage Company)
                          STATEMENTS OF OPERATIONS
         For the Eight Months Ended August 31, 2001 and the Period
           September 19, 2000 to December 31, 2000 and the Period
         September 19, 2000 (Date of Inception) to August 31, 2001

==========================================================================

                                                                (Unaudited)
                                                                    Sept
                                       (Unaudited)                19, 2000
                                         Aug 31,      Dec 31,      to Aug
                                           2001        2000       31, 2001
                                       ----------- -----------  -----------

REVENUES                               $     -     $     -      $     -

EXPENSES

  Administrative                            7,580      22,010       29,590
  Development of web site
    - preliminary project stage              -         25,000       25,000
                                       ----------- -----------  -----------
                                            7,580      47,010       54,590
                                       ----------- -----------  -----------
NET LOSS                               $   (7,580) $  (47,010)  $  (54,590)
                                       =========== ===========  ===========

NET LOSS PER COMMON SHARE

  Basic                                $     -     $     -
                                       ----------- -----------
AVERAGE OUTSTANDING SHARES

  Basic                                29,500,000  13,000,000
                                       ----------- -----------


 The accompanying notes are an integral part of these financial statements


                                     34


                          OFFICE  MANAGERS,  INC.
                        ( Development Stage Company)
                STATEMENT OF CHANGES  IN STOCKHOLDERS' EQUITY
           For the Period September 19, 2000 (Date of Inception)
                            to August  31, 2001

==========================================================================

                                  Common Stock     Capital In
                          ------------------------  Excess of   Accumulated
                              Shares       Amount   Par Value      Deficit
                          -----------  ----------- -----------  -----------
Balance September 19,
 2000 (date of inception)       -      $     -     $     -      $     -

Issuance of common stock
 for cash at $.001 -
 September 19, 2000       16,000,000       16,000        -            -

Issuance of common stock
 for web site -
 (development in
  preliminary stage)
  at $.004167 -
  September 25, 2000       6,000,000        6,000      19,000         -

Issuance of common stock
 for cash at  $.01 -
 October 10, 2000          5,000,000        5,000      44,810         -

Net operating loss for
 the period September
 19, 2000 to December
 31, 2000                      -             -           -         (47,010)
                          -----------  ----------- -----------  -----------
Balance December
 31, 2000                 27,000,000       27,000      63,810      (47,010)

Issuance of common stock
 for cash at $.001 -
 January 2001              2,500,000        2,500        -            -

Net operating loss for
 the eight months ended
 August 31, 2001                -            -          -           (7,580)
                          -----------  ----------- -----------  -----------
Balance August
 31,  2001 (Unaudited)     29,500,000  $   29,500  $   63,810   $  (54,590)
                          ===========  =========== ===========  ===========



 The accompanying notes are an integral part of these financial statements.

                                     35

                          OFFICE  MANAGERS,  INC.
                       ( Development  Stage Company)
                          STATEMENT OF CASH FLOWS
         For the Eight Months Ended August 31, 2001 and the Period
           September 19, 2000 to December 31, 2000 and the Period
         September 19, 2000 (Date of Inception) to August 31, 2001

==========================================================================

                                                                (Unaudited)
                                                                  Sept 19,
                                       (Unaudited)                2000 to
                                         Aug 30,     Dec 31,      Aug 31,
                                          2001        2000         2001
                                       ----------- -----------  -----------
CASH FLOWS FROM
  OPERATING ACTIVITIES

  Net loss                             $   (7,580) $  (47,010)  $  (54,590)
  Adjustments to reconcile net
   loss to net cash provided by
   operating activities
     Change in accounts payable               500        -             500
     Issuance of capital stock for
      web site                                -        25,000       25,000
                                       ----------- -----------  -----------
     Net Decrease in Cash From
     Operations                            (7,080)    (22,010)     (29,090)
                                       ----------- -----------  -----------
CASH FLOWS FROM INVESTING
  ACTIVITIES                                 -           -            -
                                       ----------- -----------  -----------
CASH FLOWS FROM FINANCING
  ACTIVITIES

  Proceeds from issuance of
   common stock                             2,500      65,810       68,310
                                       ----------- -----------  -----------
  Net Increase (Decrease) in Cash           4,580)     43,800       39,220

  Cash at Beginning of Period              43,800        -            -
                                       ----------- -----------  -----------
  Cash at End of Period                $   39,220  $   43,800   $   39,220
                                       =========== ===========  ===========


NON CASH FLOWS FROM
  OPERATING ACTIVITIES
  Issuance of 6,000,000 common
    shares for web site - 2000                                  $   25,000
                                                                -----------



 The accompanying notes are an integral part of these financial statements.

                                     36
                           OFFICE  MANAGERS, INC.
                        ( Development Stage Company)
                       NOTES TO FINANCIAL STATEMENTS
===========================================================================

1.   ORGANIZATION

The Company was incorporated under the laws of the State of Nevada on September 19, 2000 with authorized common stock of 50,000,000 shares at $0.001 par value. The Company has elected December 31 as its fiscal year end.

The Company was organized for the purpose of acquiring and developing a web site on the World Wide Web devoted exclusively to the credit and collections needs of small business and home office owners for the purpose of delivering professional services and office products over the internet.

Since its inception the Company has completed private placement offerings of 23,500,000 common shares for $68,310.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods
------------------
The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy
---------------
The Company has not yet adopted a policy regarding payment of dividends.

Income Taxes
------------
On August 31, 2001, the Company had a net operating loss carry forward of $54,590. The tax benefit of approximately $16,377 from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is doubtful since the Company has no operations. The net operating loss will expire in 2022.

Basic Net Income (Loss) Per Share
---------------------------------
Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding.

Amortization of Web Site
------------------------
Costs of the preliminary development of the web site are expensed as incurred and costs of the application and post- implementation are capitalized and amortized over the useful life of the fully developed web site.


                                     37


                           OFFICE  MANAGERS, INC.
                        ( Development Stage Company)
                 NOTES TO FINANCIAL STATEMENTS (Continued)

===========================================================================

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Comprehensive Income
--------------------
The Company adopted Statement of Financial Accounting Standards No. 130. The adoption of this standard had no impact on the total stockholder's equity.

Recent Accounting Pronouncements
--------------------------------
The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

Financial Instruments
---------------------
The carrying amounts of financial instruments, including cash and accounts payable, are considered by management to be their estimated fair values.

Estimates and Assumptions
-------------------------
Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

3.  ACQUISITION OF WEB SITE

On September 25, 2000 the Company acquired the web site and the domain name "officemanagers.net", (which was in the preliminary development stage) from a related party, by the issuance of 6,000,000 restricted common shares of the Company, representing 22% of the Company's outstanding common stock.
The only other affiliation between the companies is that both companies share some common officers and directors. The Company acquired the website from Ambra Resources for the purpose of pursuing the Company's business interest as outlined in note 1. The value of the web site was recorded at $25,000, the acquisition cost to Ambra Resources Group, Inc., before the sale to the Company.

Costs of the preliminary development of the web site are expensed as incurred and costs of the application and post- implementation will be capitalized and amortized over the useful life of the fully developed web site.

4.  RELATED PARTY TRANSACTIONS

Related parties have acquired 51% of the common stock issued. The Company has recorded all costs incurred on behalf of the Company by related parties.

5.  MANAGEMENT DISCLOSURE

The accompanying balance sheet of Office Managers, Inc., (a development stage company) at August 31, 2001 and the related statements of operations, statement of changes in stockholders' equity, and cash flows for the eight months ended August 31, 2001, and from inception to August 31, 2001, have been prepared by the Company's management in conformity with accounting principles generally accepted in the United States of America. In the opinion of management, all adjustments considered necessary for a fair presentation of the results of operations and financial position have been included and all such adjustments are of a normal recurring nature.

Operating results for the eight months ended August 31, 2001 are not necessarily indicative of the results that can be expected for the year ending December 31, 2001.



                                     38

              CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                   ON ACCOUNTING AND FINANCIAL DISCLOSURE

     None.


PART II - INFORMATION NOT REQUIRED IN  PROSPECTUS

                 INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

     (a) Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

          1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

          2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
                                     39

          3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

          4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

               (a)  By the stockholders;

               (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

               (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

               (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

          5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

          6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:


               (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.


                                     40


               (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

          7. The registrant's Articles of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Nevada Business Corporation Act.


                OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

  The following table sets forth the estimated costs and expenses we will pay in connection with the offering described in this registration statement.

                                                                   Amount
                                                               ------------
     SEC registration fee                                        $2,851.20
     Blue sky fees and expenses                                  $2,500.00
     Printing and shipping expenses                              $3,500.00
     Legal fees and expenses                                    $32,000.00
     Accounting fees and expenses                                $2,000.00
     Transfer and Miscellaneous expenses                         $2,148.80
                                                               ------------
          Total                                                 $45,000.00

     *  All expenses except SEC registration fee are estimated.


                  RECENT SALES OF UNREGISTERED SECURITIES

     On September 19, 2000, 6,000,000 restricted common shares were issued to our President and director, John M. Hickey for $6,000. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act. No general solicitation was made in connection with the offer or sale of these securities.

     On September 19, 2000, 2,000,000 restricted common shares were issued to Network Capital Group, Inc., for $2,000. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act. No general solicitation was made in connection with the offer or sale of these securities.

     On September 19, 2000, 2,000,000 restricted common shares were issued to Powerwave Systems Corp, for $2,000. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act. No general solicitation was made in connection with the offer or sale of these securities.

     On September 19, 2000, 1,500,000 restricted common shares were issued to Precision Technologies, Ltd., for $1,500. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act. No general solicitation was made in connection with the offer or sale of these securities.


                                     41


     On September 19, 2000, 500,000 restricted common shares were issued to Apex Holdings Ltd., for $500. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act. No general solicitation was made in connection with the offer or sale of these securities.

     On September 25, 2000, we issued 6,000,000 restricted common shares to Ambra Resources Group, Inc., to acquire the "officemanagers.net" domain name and a partially constructed website. The domain name and website were valued at $25,000. The transaction was effected pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933.

     On October 20, 2000, 5,000,000 restricted common shares were issued to Siam Oceanic Fund, Ltd., an accredited investor, for $50,000. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act. No general solicitation was made in connection with the offer or sale of these securities.

     On January 16, 2001, 1,500,000 restricted common shares were issued to Alan Filson for $1,500. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similar applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.

     On January 16, 2001, 1,000,000 restricted common shares were issued to John Ray Rask, our Secretary and Treasurer and director for $1,000. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similar applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.

     On January 16, 2001, 1,000,000 restricted common shares were issued to Taurus Corporate Services for $1,000. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similar applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions.


     On January 16, 2001, 500,000 restricted common shares were issued to Charles Yourshaw for $500. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similar applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.


                                     42



     On January 16, 2001, 500,000 restricted common shares were issued to Dr. Kelly Bowman, an accredited investor, for $500. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similar applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.

     On January 16, 2001, 1,000,000 restricted common shares were issued to Bluestone, Inc., for $1,000. Wilf Blum, one of our directors, may be deemed to be the beneficial owner of the shares held by Bluestone. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similar applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.

     On February 27, 2001, 500,000 restricted common shares were issued to Charles Smith, a director, for $500. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similar applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.

     On February 27, 2001, 500,000 restricted common shares were issued to Alfred McLaughlin, a director, for $500. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similar applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.

                               EXHIBIT INDEX

SEC        Exhibit
Reference  No.      Document                                  Location
---------  -------  ----------------------------------------- ------------
                                                              <C
3          3.01     Articles of Incorporation                 As filed

3          3.02     Amended Articles of Incorporation         As filed

3          3.03     By-Laws                                   As filed

4          4.01     Warrant Agency Agreement                  As filed

4          4.02     Specimen Redeemable "A" Warrant           As filed

4          4.03     Specimen Redeemable "B" Warrant           As filed

5          5.01     Opinion on Legality                       As Filed

10         10.01    Services Agreement with MediaComm         As filed
                    Marketing International, Inc.


                                     43

10         10.02    Fund Impound Agreement                    As filed

23         23.01    Consent of Accountants                    Attached

23         23.02    Consent of Counsel                        As Filed

99         99.01    Specimen Subscription Agreement           Attached


                                UNDERTAKINGS

        Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registration hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to its Articles of Incorporation or provisions of the Nevada Business Corporations Act, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether or not such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        We hereby undertake to:

(1) File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

        (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

        (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and nay deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                                     44

        (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                   [THIS SPACE INTENTIONALLY LEFT BLANK.]






                                     45



                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 Registration Statement to be signed on its behalf by the undersigned, on Novemer 20, 2001.




                                   OFFICE MANAGERS, INC.



                                   By: /s/ John M. Hickey
                                      -----------------------------------
                                      John M. Hickey, President and
                                      Director




                                   By: /s/ John Ray Rask
                                      -----------------------------------
                                      John Ray Rask, Secretary/Treasurer
                                      and Director














                                     46
